CONRAIL-CSX-NORFOLK SOUTHERN
                              THE INTERMODAL STORY






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         INTERMODAL, THE MOVEMENT OF TRAILERS AND CONTAINERS ON RAIL CARS, IS
NOW THE SECOND LARGEST RAIL COMMODITY - BEHIND COAL AND IS THE FASTEST GROWING RAIL COMMODITY. THE MAJOR POLICY IMPLICATIONS FOR RAIL INTERMODAL ARE THAT IT IS LESS POLLUTING PER TON MILE BY AN ORDER OF MAGNITUDE THAN TRUCK TRANSPORTATION, IT REQUIRES LESS FUEL THAN TRUCKS AND THAT IT TAKES HEAVY TRUCKS AND CONTAINERS OFF THE HIGHWAY, SOLVING CONGESTION PROBLEMS AND ALLEVIATING WEAR AND TEAR ON PUBLIC HIGHWAYS.




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         ONE OF THE LARGEST, IF NOT THE LARGEST, TRUCK AND INTERMODAL MARKETS
IN THE COUNTRY IS NORTH AND EAST OF THE MARYLAND/VIRGINIA BORDER. INTERMODAL ACCESS TO AND SERVICE IN THIS AREA ARE CRITICAL TO THE FUTURE OF THE COUNTRY AND TO THE REGION. BY INVESTIGATING HOW THE RAIL CARRIERS HAVE MANAGED THEIR INTERMODAL FRANCHISES IN THE PAST WE CAN ACCURATELY PREDICT THE FUTURE IN THE NORTHEAST BASED ON WHICH OF THE THREE CARRIERS HAS GOOD COMPETITIVE ACCESS.


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                     RELATIVE INTERMODAL GROWTH BY CARRIER
                                 1988 BASE YEAR


                            (GRAPHICS CHART OMITTED)





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                     RELATIVE INTERMODAL GROWTH BY CARRIER
                                 1988 BASE YEAR


           CR          CSX        CR/CSX         NS            INDUSTRY

   88      100%        100%       100%          100%             100%

   89      104          82         94           120              104

   90      106          84         96           121              106

   91      104          81         94           127              106

   92      113          88        102           136              114

   93      125          93        110           147              122

   94      146         102        127           167              138

   95      136          99        120           187              141

   96*     143         101        124           194              143


*  PROJECTION THROUGH 42 WEEKS
   SOURCE:  CS54/AAR DATA ORIGINATED AND RECEIVED


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                          INTERMODAL SHIPMENTS BY YEAR



       CR            CSX             CR/CSX          NS       INDUSTRY

88     1,100,849     872,486       1,973,335      677,154     7,809,904

89     1,144,231     716,810       1,861,041      810,118     8,119,346

90     1,164,023     733,042       1,897,085      822,199     8,272,550

91     1,140,414     706,833       1,847,217      880,275     8,294,087

92     1,247,161     764,341       2,011,502      992,085     8,863,412

93     1,372,787     807,696       2,180,485      992,850     9,494,403

94     1,611,852     889,169       2,501,021    1,127,385    10,807,025

95     1,500,634     865,161       2,365,795    1,265,582    11,032,417

96*    1,574,634     878,138       2,432,303    1,316,582    11,164,417


*  PROJECTION THROUGH 42 WEEKS
   SOURCE:  CS54/AAR DATA ORIGINATED AND RECEIVED

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                          NORFOLK INTERNATIONAL VOLUME

                            (GRAPHICS CHART OMITTED)




AVERAGE ANNUAL INCREASE = 9.3%

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                          NORFOLK INTERNATIONAL VOLUME


             YEAR                     VOLUME                    % INCREASE

              85                       79,393
              86                       88,493                       11.4
              87                       91,455                        3.3
              88                      113,037                       23.6
              89                      124,649                       10.3
              90                      137,778                       10.5
              91                      145,535                        5.6
              92                      152,588                        4.8
              93                      154,134                        1.3
              94                      170,156                       10.4
              95                      200,557                       17.9
              96                      208,780                        4.1


AVERAGE ANNUAL INCREASE = 9.3%

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                  NS REVENUE SHIPMENTS WITH NORTHEAST ORIGINS
                                AND TERMINATIONS



    TRAILERS &    TRIPLE     NSCS54/                                TOTAL W/
    CONTAINERS     CROWN     TOTAL      %TOTAL NS    CP HAULAGE*     HAULAGE

86    23,896

87    24,516

88    24,860                                3.7

89    48,454       5,700      54,154        6.7

90    66,567       8,509      75,076        9.1

91    72,945      10,115      83,060        9.7

92    77,150      10,685      87,835        9.5         2,531

93    89,624      41,842     131,466       13.2        39,734        171,200

94    139,694     58,968     198,662       17.6        52,284        250,946

95    178,466     49,051     227,517       18          45,493        273,010

96    163,332     54,100     217,432       16.5         5,831        223,263


*  CP HAULAGE LOADS WERE NOT INCLUDED IN CS54 DATA

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                  NS REVENUE SHIPMENTS WITH NORTHEAST ORIGINS
                                AND TERMINATIONS

                            (GRAPHICS CHART OMITTED)




* CP HAULAGE LOADS WERE NOT INCLUDED IN CS54 DATA

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         o        USING 1988 AS THE BASE YEAR (BECAUSE CSX AND NS INTERM-
                  ODAL INITIATIVES BEGIN IN THAT YEAR), WE SEE THAT NS
                  HAS GROWN ITS VOLUME BY 94% VERSUS 43% FOR CONRAIL AND NO GROWTH FOR CSX OVER THE EIGHT YEAR PERIOD. NS MORE THAN DOUBLES THE GROWTH OF THE INDUSTRY AVERAGE WHILE CONRAIL REACHES THE MEAN AND CSX FALLS BEHIND. THESE ARE ACCURATE MEASURES OF HOW THE RAILROADS MANAGE THEIR FRANCHISES.

         o IN FACT, NS WHILE CARRYING ONLY 13% OF THE VOLUME OF THE INDUSTRY ACCOUNTS FOR 52% OF INDUSTRY GROWTH IN 1995 AND 1996.

         o CONRAIL HAS ENTERED AND ABANDONED MARKETS RANDOMLY, AS IN 1994 WHEN THEY DROPPED SHORT HAUL MARKETS IN THE MIDDLE OF THE FALL BUSY SEASON. THE STRONG GROWTH THAT THEY SHOW IN 1996 IS THE RETURN OF THIS BUSINESS AND THEIR 1996 VOLUME WILL BARELY MEET 1994 LEVELS.

         o CSX HAS DONE MUCH THE SAME, INCREASING TRANSIT TIMES OUT OF ATLANTA, THEIR BIGGEST MARKET, IN THE MIDDLE OF THE FALL BUSY SEASON IN 1996.

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                   CAPITAL EXPENDITURES ON INTERMODAL RELATED
                                    PROJECTS
                              (COSTS IN MILLIONS)



               CONV I/M    CLEARANCE       TCS         TCS
               TERMINALS   PROJECTS     TERMINALS   EQUIPMENT       TOTAL

        88        $4.48      $0.25        $2.36        $33.96      $41.05

        89        $4.99      $0.60        $0.97         $0.26       $6.82

        90        $1.50      $2.93        $0.00         $0.00       $4.43

        91        $3.50      $2.14        $8.11        $19.91      $33.67

        92       $10.10      $3.65          N/A           N/A      $13.75

        93        $9.70      $1.62        $1.77        $23.45      $36.55

        94       $25.72      $0.00        $0.00         $0.00      $25.72

        95       $26.23      $4.00        $0.00           N/A      $30.29

        96       $18.04      $0.00        $0.00           N/A      $18.04

     TOTAL      $104.06     $15.18       $13.22        $77.59     $210.25


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         o        AT NORFOLK, NS HAS HAD A SIGNIFICANT ROLE IN THE GROWTH
                  OF INTERNATIONAL TRAFFIC. INTERNATIONAL INTERMODAL BUSINESS AT NORFOLK HAS GROWN AT TWICE THE AVERAGE RATE OF INTERNATIONAL BUSINESS IN THE U.S. DURING THAT
                  PERIOD OF TIME.

         o THIS VOLUME, ALONG WITH INTERNATIONAL INTERMODAL BUSI-NESS MOVED AT CHARLESTON, SAVANNAH, JACKSONVILLE AND MIAMI, MAKES NS THE LEADER IN ATLANTIC PORT INTERMODAL TRAFFIC IN THE U.S.

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         o        WHILE NS DOES NOT HAVE TRACKS INTO THE NORTHEAST, WE DO
                  HAVE SEVERAL INITIATIVES THAT HAVE GIVEN US A SIGNIFI-CANT NORTHEAST PRESENCE.

         o UNFORTUNATELY, THE ERRATIC NATURE OF THE GROWTH PROVES OUR POINT ABOUT COMPETITION. WHILE THERE REMAINS SIGNIFICANT DEMAND FOR ANOTHER RAIL INTERMODAL CARRIER IN THE NORTHEAST, SERVICE VIA TRACKAGE OR HAULAGE RIGHTS IS TOO ERRATIC TO SUSTAIN.

         o CP DEVELOPED A SIGNIFICANT BUSINESS INTO THE NORTHEAST ONLY TO ABANDON THE MARKET BECAUSE OF INCONSISTENT HAULAGE SERVICE.

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                    NS SPECIFIC INTERMODAL PROPOSAL FOR THE
                                   NORTHEAST


         o        COMPETE FOR THE "LOCAL" DOMESTIC MARKET VIA ROADRAIL-
                  ERS.

         o USE THE NORTHEAST CORRIDOR FOR NORTH/SOUTH AND BOSTON ACCESS. ROADRAILER PROFILE FITS THIS CORRIDOR WELL.

         o AGGRESSIVELY USE THE HAGERSTOWN GATEWAY, THE ONLY NORTH/SOUTH DOUBLESTACK ROUTE BETWEEN THE ATLANTIC OCEAN AND CINCINNATI FOR CONTAINER TRAFFIC.

         o DEVELOP HUB CENTERS AT MAJOR NORTHEAST PORTS WITH INLAND ROUTINGS TO ALL POINTS EAST OF THE MINNEAPOLIS, KANSAS CITY, DALLAS, HOUSTON, LINE IN LESS THAN 72 HOURS.



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